UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2019

ADAPTIMMUNE THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	1-37368	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Jubilee Avenue, Milton Park

Abingdon, Oxfordshire OX14 4RX

United Kingdom

(Address of principal executive offices, including zip code)

(44) 1235 430000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares, each representing 6 Ordinary Shares, par value £0.001 per share	ADAP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 26, 2019, Adaptimmune Therapeutics plc (the “Company” or “Adaptimmune”) entered into a collaboration agreement (the “Collaboration Agreement”) with Noile-Immune Biotech, Inc. (“Noile-Immune”).  The collaboration will develop Adaptimmune’s SPEAR T-cells in combination with Noile-Immune’s PRIME (proliferation inducing and migration enhancing) (IL-7 and CCL19) technology to improve proliferation and trafficking of T-cells to tackle solid tumors.  Under the Collaboration Agreement, Noile-Immune’s PRIME technology will be investigated with Adaptimmune’s SPEAR T-cells, as part of Adaptimmune’s next-generation programs.

Under the terms of the Collaboration Agreement, Noile-Immune and Adaptimmune will collaborate on preclinical development of next-generation SPEAR T-cells directed to a limited number of T-cell targets incorporating Noile-Immune’s PRIME technology.  Adaptimmune will have exclusive rights to develop and commercialize resulting products on a worldwide basis. Adaptimmune will make an upfront cash payment and  milestone payments of up to $312 million across all programs. Noile-Immune is also entitled to receive mid-single digit royalties on net sales of resulting products.

The foregoing summary of the material terms of the Collaboration Agreement does not purport to be complete and is qualified in its entirety by the full text of the Collaboration Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On August 27, 2019 the Company issued a press release announcing its entry into the Collaboration Agreement. The press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1†	Collaboration Agreement dated as of August 26, 2019 by and among Adaptimmune Limited and Noile-Immune Biotech, Inc.
99.1	Press release dated August 27, 2019.
104	Cover Page formatted in Inline XBRL

†     Certain confidential information contained in this agreement has been omitted because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADAPTIMMUNE THERAPEUTICS PLC

Date: August 27, 2019	By:	/s/ Margaret Henry
Name: Margaret Henry
Title: Corporate Secretary